** CONFIDENTIAL TREATMENT REQUESTED        Exhibit 10.36


                         PREFERRED DISTRIBUTOR AGREEMENT


THIS AGREEMENT effective as of this 1st day of June 1998, by and between NEC America, Inc., a corporation having a principal place of business at 1555 W. Walnut Hill Lane, Irving, Texas 75038-3796 (hereinafter referred to as "NEC") and Arch Communications, a corporation having a principal place of business at 1800 West Park Drive, suite 250, Westborough, MA, 01581(hereinafter referred to as "DISTRIBUTOR") (collectively hereinafter referred to as the "Parties").


                                   WITNESSETH

WHEREAS, NEC has certain paging products to sell, (hereinafter referred to as "Paging Products")

WHEREAS, DISTRIBUTOR desires to purchase such Paging Products from NEC;

NOW THEREFORE, in consideration of the undertakings, covenants and premises herein set forth, the Parties hereto mutually agree as follows:

1.      Products, Prices, Quantity.

1.1 The prices for the Paging Products shall be as set forth in Attachment "A" attached hereto and incorporated herein.

1.2 DISTRIBUTOR agrees to purchase and take delivery of a minimum quantity of Paging Products over a specified term set forth in ATTACHMENT "A" .

1.3 Alterations to any Paging Products which NEC deems necessary to comply with specifications, changed safety standards or governmental regulations, to make the Paging Products non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a Paging Products may be made at any time by NEC without prior written notice to or consent of DISTRIBUTOR and such altered Paging Products shall be deemed to be fully conforming.

1.4 This is a non-exclusive Distributor Agreement. NEC reserves the right to sell any Paging Products to any third party in any manner in which it sees fit. In addition, DISTIRBUTOR maintains the right to purchase any similar products from any third party.


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2.      Term and Termination of the Agreement.

2.1 The period which DISTRIBUTOR may purchase Paging Products under this Agreement shall commence on the effective date of this Agreement as written above and shall continue for a period of not less than 14 months.

2.2 Either party may re-evaluate the terms of this Agreement and negotiate with the other party in an effort to reach a consensus concerning any desired modifications. Such negotiations may be held once every six months for the duration of this Agreement. If agreement cannot be reached concerning modified terms, this agreement may be terminated by either party upon thirty (30) days written notice to the other party.

2.3 Either party shall have the right to terminate this Agreement if the other party rejects or fails to perform or observe any of its obligations hereunder, and such condition is not remedied within thirty
        (30) days after written notice is given to the defaulting party.

2.4 Either party shall have the right to terminate this Agreement if the other party assigns this Agreement, or any of the rights hereunder, except to a corporate affiliate which assignment is specifically allowed.

2.5 Termination of this Agreement, howsoever caused, shall not terminate DISTRIBUTOR's liability to pay for any Paging Products previously shipped to DISTRIBUTOR.

2.6     Sections  2, 8, 9, 13,  14,  and 17 shall  survive  termination  of this
        Agreement.


3.      Purchase Orders.

3.1 All orders for Paging Products must be accompanied by a purchase order from DISTRIBUTOR transmitted via facsimile or other mutually acceptable format or delivered to NEC. Specific purchase orders shall specify the type and quantity of Paging Products ordered, unit and extended pricing, as well as desired shipping schedule and ship-to instructions. Acknowledgment of receipt of purchase orders shall not constitute acceptance. Any contingencies contained in such purchase orders are not binding upon NEC.

3.2 DISTRIBUTOR's purchase orders shall be accepted upon NEC's transmission of a "Sales Acknowledgement" form for the Paging Products. If DISTIRBUTOR does not object in writing to such Sales Acknowledgment form within seven (7) days after receipt of such form then the order, as accepted in the Sales Acknowledgment form, shall be firm.


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3.3     DISTRIBUTOR  hereby grants NEC, its successors  and assigns,  a security interest in all of the Paging Products ordered by DISTRIBUTOR, and the proceeds of all such Paging Products (including, but not limited to, the related accounts), and in contracts rights related to any of such Paging Products, to secure payment of the purchase price of any such Paging Products. Default in payment of such price shall permit NEC, at its sole discretion, to declare all of DISTRIBUTOR's obligations owing to NEC to be immediately due and payable, and in such event NEC shall have all the rights and remedies of a secured party under the applicable Uniform
        Commercial Code. In connection with the security interest granted herein, NEC is expressly authorized by DISTRIBUTOR, at its sole discretion and as DISTRIBUTOR's attorney-in-fact, to file any financing statements necessary under applicable law to perfect this security interest (without DISTRIBUTOR's signature in states where such filings
        are  permitted);   and  DISTRIBUTOR  agrees  to  sign,  as  debtor,  and
        immediately return to NEC any such financing statement that NEC may in its sole discretion choose to submit to DISTRIBUTOR for signature.

4.      Shipment.

4.1 All shipments will be made from NEC's designated warehouse. Shipment will be to a DISTRIBUTOR location designated in the Sales Acknowledgment form. DISTRIBUTOR shall be responsible for all shipping charges. The standard method of shipping will be via ground transportation. Requests for other shipping methods, including expedited shipments will be paid by DISTRIBUTOR.

4.2 If DISTRIBUTOR requests that any of the Paging Products be drop-shipped to separate locations, such instructions and authorization must be submitted to NEC in writing and approved by NEC which approval shall not be unreasonably withheld.

4.3 Any discrepancies concerning the quantity of Paging Products shipped to DISTRIBUTOR or drop-shipped for DISTRIBUTOR must be reported to NEC within fifteen (15) days of delivery.


5.      Payment.

5.1 The terms of payment shall be net due sixty (60) days from date of invoice. NEC shall invoice DISTRIBUTOR for the Paging Products at the time of shipment.

5.2 DISTRIBUTOR shall be responsible for all taxes, fees, shiping charges or other charges imposed by any governmental entity arising with respect to the sales of Paging Products to DISTRIBUTOR. All amounts due NEC hereunder shall be net of any such charges, except any taxes that may be based on NEC's net income, for which NEC shall be solely responsible.

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6.      Marketing Support.

6.1 Marketing Support shall be as listed in ATTACHMENT "B", attached hereto and incorporated herein.

7.      Price Protection.

7.1 If and when NEC shall reduce the price of particular models of Paging Products, the DISTRIBUTOR shall be entitled to the benefit of such price reduction for all units of such Paging Products model which is equal to those Paging Products purchased by DISTRIBUTOR, the day after the effective date of price reduction. In addition, NEC reserves the right to increase the price of any Paging Products upon thirty (30) days written notice to DISTRIBUTOR.

7.2 Distributor shall receive benefit of such price reduction on all orders unshiped by NEC at the of such price reduction

8.      Warranty, Returns, Service.

8.1 NEC's warranty obligations are stated in ATTACHMENT "D", attached hereto and incorporated herein.

8.2 THE LIMITED WARRANTIES PROVIDED FOR IN ATTACHMENT D ARE IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ARISING FROM A COURSE OR DEALING, USAGE, OF TRADE PRACTICE TO THE EXTENT ALLOWED BY APPLICABLE LAW. NEC'S AND ITS SUPPLIER'S ENTIRE LIABILITY, AND ORIGINAL END-USER PURCHASER'S EXCLUSIVE REMEDY UNDER ANY WARRANTY IS LIMITED SOLELY TO THE REPAIR OR REPLACEMENT OF THE DEFECTIVE PART OR PRODUCT (IN NEC OR ITS SERVICE CENTER'S DISCRETION) OR TO ISSUING CREDIT FOR THE DEFECTIVE PART OR PRODUCT. IF ANY PRODUCT BECOMES DEFECTIVE DURING THE WARRANTY PERIOD, THE ORIGINAL END-USER PURCHASER SHALL RETURN THE DEFECTIVE PART OR PRODUCT FOR INSPECTION AND TESTING SUBJECT TO NEC'S STANDARD REPAIR AND RETURN POLICIES IN EFFECT AT THE TIME OF RETURN. IN NO EVENT SHALL NEC BE LIABLE FOR ANY DEFECTIVE CONDITION OF SUCH PART OR PRODUCT, IF, IN NEC'S DISCRETION, INSPECTION AND TESTING DISCLOSE THAT THE DEFECTIVE CONDITION OF SUCH PART OR PRODUCT WAS CAUSED BY MISUSE, ABUSE, IMPROPER OR UNAUTHORIZED MAINTENANCE OR REPAIR, ALTERATION, ACCIDENT OR

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

        NEGLIGENCE IN USE OR DAMAGE CAUSED BY EXCESSIVE TEMPERATURE OR HUMIDITY OR OTHER IMPROPER ENVIRONMENTAL CONDITIONS, STORAGE, TRANSPORTATION, OR HANDLING.

8.3 DISTRIBUTOR shall comply with NEC's reasonable procedures related to the tracking of in-bound returned Paging Products.

9.      Limitation of Liability.

9.1 WHETHER OR NOT CAUSED BY NEGLIGENCE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTIAL DAMAGES, HOWEVER CAUSED (INCLUDING LATE DELIVERY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

9.2 EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, ALL LIABILITY OF NEC UNDER THIS AGREEMENT, UNDER ANY LEGAL OR EQUITABLE THEORY, SHALL BE LIMITED TO MONEY PAID TO NEC FOR SUCH PRODUCT OR ACCESSORY FOR THE CELLULAR TELEPHONE PRODUCTS.

10.     Force Majeure.

10.1 Neither party shall be liable or deemed to be in fault for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, the elements, epidemics, strikes, labor disputes, shortages of fuel, power, suitable parts, materials, labor or transportation, product shortages however caused, whether in its own enterprise, or any cause beyond the reasonable control of such party in the above instances, time for performance shall be extended for the period of the delay caused; provided, however, that either party may cancel in writing the undelivered portion of the order if the delay exceeds sixty (60) days from the shipment date originally confirmed by NEC.

11.     Indemnity for Infringement, Injunction.

11.1 NEC agrees to defend and indemnify DISTRIBUTOR against any claim that the Paging Products sold by NEC hereunder infringe the intellectual property right of third parties provided that: (i) Paging Products are not modified by DISTRIBUTOR or by any other party at the direction of DISTRIBUTOR; (ii) DISTRIBUTOR notifies NEC in writing within thirty (30) days of the claim; (iii) NEC has sole control of the defense and all related settlement and licensing negotiations; and, (iv) DISTRIBUTOR provides NEC with the assistance, information and authority necessary to perform NEC's obligations under this Section; provided always that

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

        DISTRIBUTOR shall not admit liability of NEC under any circumstances. Reasonable out-of-pocket expenses incurred by DISTRIBUTOR in providing such assistance will be reimbursed by NEC. DISTRIBUTOR shall be permitted to participate in any such defense at its own expense and with counsel of its choice. In the event that NEC fails or refuses to defend against any claim or suit, DISTRIBUTOR may do so and NEC agrees to reimburse DISTRIBUTOR for its documented costs and expenses.

11.2 If the use or sale of any Paging Products furnished hereunder is enjoined as a result of any suit, NEC at its option and no expense to DISTRIBUTOR shall: (i) obtain for DISTRIBUTOR the right to use, sell or re-sell said items; or shall (ii) substitute an equivalent product reasonably acceptable to DISTRIBUTOR and extend this indemnity thereto; or of (i) or (ii) cannot be reasonably attained for commercial reasons, NEC shall accept the return of the Paging Products and reimburse DISTRIBUTOR the purchase price thereof, less a reasonable charge for wear and tear.

12.     Governing Law.

12.1 The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, United States of America, as if performed wholly within the state without giving effect to the principles of conflict of law. The Parties specifically disclaim the UN Convention of Contracts for the International Sale of Goods.

13.     Confidentiality.

13.1 Any specifications, drawings, sketches, models, samples, confidential business information or data, written, oral or otherwise ("Information") obtained by either party hereunder or in contemplation hereof shall remain the property of the party originating the information. All such Information shall be kept confidential and not reproduced or distributed in any manner without the expressed written permission of the originating party. All copies of such Information shall be returned upon request.

13.2 The obligations imposed on either party under Section 14.1 above shall not apply to information whether or not designated as "Confidential":
        (i) which is made public by the disclosing party; (ii) which the receiving party can reasonably demonstrate is already in the possession of the receiving party and not subject to an existing agreement of confidence; (iii) which is received from a third party without restriction and without breach of this Agreement; (iv) which is independently developed by the receiving party as evidenced by its records; (v) which the receiving party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof, provided, however, that the recipient of the information shall first have given notice to the disclosing party so

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

        that the owning party may seek to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued.

13.3 The Parties agree that this Agreement (including all Attachments or Exhibits attached hereto) is confidential and shall not be disclosed to any third party.

13.4 The obligations in this Section shall survive termination of this Agreement for five (5) years.

14.     Trademarks.

14.1 It is expressly agreed and understood that trademarks, trade names, insignia, etc. (hereinafter referred to as "Marks") involving the words "NEC", designated trademarks of NEC, or " " are and shall remain the exclusive property of NEC and DISTRIBUTOR (as applicable) and that the other party has and shall have no right to such trademarks and trade names. All use of Marks involving the words "NEC", designated trademarks of NEC, or " " (as applicable) in the promotion and sale of goods shall be deemed to inure only for the benefit of the owner of such Marks.
        Neither party without the express written consent of the other, shall have the right to use any Marks in the sale, lease or advertising of any products or on any product container, component part, sales, advertising or promotional materials. Any approved use of the Marks shall be in accord with such party's policies governing the size, typeface and other usage requirements.

14.2 If DISTRIBUTOR requests that any of the Paging Products are to be sold to DISTRIBUTOR bearing any trademark other than the "NEC" trademark or a designated trademark of NEC, the terms and conditions concerning such private labeling of the Paging Products shall be subject to the mutual written agreement of the Parties. DISTRIBUTOR shall indemnify and hold NEC harmless from any liability, judgments, decrees, costs and expenses, including reasonable attorney(s) fees incurred by NEC, for suits brought by any party against NEC related to NEC affixing any trade names, logos, or trademark(s) on the Paging Products in accordance with any instructions given by DISTRIBUTOR.

15.     Publicity.

15.1.1 DISTRIBUTOR and NEC agree to submit to each other for approval any press releases and all other publicity matters whenever the other's name is used in connection with matters pertaining to the relationship established by this Agreement, and shall not use each other's name in such matters without prior written approval. Both parties agree not to unduly restrict the release of such information.


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16.     General.

16.1 This Agreement expresses the entire understanding and agreement of the Parties with reference to the sale of NEC Paging Products to DISTRIBUTOR and is a complete and exclusive statement of the terms of this Agreement, and no representations, amendments, or agreements modifying or supplementing the terms of this Agreement shall be valid unless in writing, signed by persons authorized to sign agreements on behalf of each party. NEC will not be bound by terms of DISTRIBUTOR's order. Only NEC's acknowledgement of such order through transmission of a shipping schedule shall constitute valid acceptance of DISTRIBUTOR's order. Any such acceptance is expressly conditioned on assent to the terms hereof and the exclusion of all other terms. DISTRIBUTOR shall be deemed to have assented to the terms hereof, whether or not previously received, upon accepting delivery of anything shipped from NEC. If tender of these items is deemed an offer, acceptance is expressly limited to the terms hereof.

16.2 During the term of this Agreement DISTRIBUTOR's purchase of Paging Products from NEC, shall be subject to and made under the terms and conditions of this Agreement. The terms and conditions of DISTRIBUTOR's purchase orders, NEC's acknowledgments or any other writings by either party which differ from the terms and conditions hereunder shall not be effective unless specifically accepted in writing by amendment to this Agreement made separate and apart from said terms and conditions. All orders are subject to acceptance at NEC's home office in Irving, Texas. No person shall have the authority to accept any order on behalf of NEC outside of NEC's Irving, Texas office.

16.3 No waiver by NEC or DISTRIBUTOR of any of the terms, conditions, covenants or agreements of this Agreement shall be binding unless in writing and signed by the party to be charged, and no such waiver shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof. A waiver by course of performance to any of the terms and provisions hereunder on one occasion will not be construed as a waiver for any other occasion.

16.4 If any one or more provision of this Agreement is deemed to be unenforceable, the Parties hereby express by agreement that the remainder of this Agreement is nevertheless to be fully enforced and to be interpreted as valid in every respect except for such unenforceable provisions.

16.5 The Parties mutually agree that the headings and captions contained in this Agreement are inserted for convenience or reference only, and are not to be deemed part of, or to be used in interpreting, this Agreement.


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         IN WITNESS  WHEREOF,  this Agreement was entered into as of the day and year first written above.


         ATTACHMENTS:  Paging Products and Pricing (Attachment A)
                       Marketing Support (Attachment B)
                       Limited Warranty (Attachment C)
                       Coop Guidelines (Attachment D)

         ACCEPTED:                          ACCEPTED:

         ARCH COMMUNICATIONS                NEC AMERICA, INC.

         BY:      /s/ Lyndon Daniels        BY:      /s/ N. Norose

         NAME:    Lyndon Daniels            NAME:    N. Norose

         TITLE:   President                 TITLE:   General Manager

         DATE:    May 27, 1998              DATE:    May 28, 1998


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                       ** CONFIDENTIAL TREATMENT REQUESTED



                                  ATTACHMENT A

                                                     QUARTERLY         "MAY"
                                    CONTRACT        ACHIEVEMENT       SPECIAL
PRODUCT           PRICE             INCENTIVE        INCENTIVE        DISCOUNT
                  (per unit)       (per unit)        (per unit)      (per unit)
Message Maker     $  **
Exec              $  **                                               $  **
Companion*        $  **                              $  **
VUE*              $  **            $  **             $  **

Contract Incentive: DISTRIBUTOR shall purchase and take delivery of the following quantities of Paging Products:

               1.   **  NEC  Alpha  Paging  Products  Monthly,   (VUE/Companion)
                    (Minimum ** VUEs Monthly)

The contract incentive, listed above, shall be made available to DISTRIBUTOR for meeting these minimum quantity commitments. Contract Incentive is deducted from invoice.

Quarterly Achievement Incentive will be deducted from invoice. DISTRIBUTOR agrees to reimburse in full any Quarterly Achievement Incentive monies back to NEC within 15 days of notification for each quarter that DISTRIBUTOR fails to take delivery of the minimum committed quantity of ** alphas (VUE/Companion)

May Special Discount will be deducted from invoice. In order to teceive the May Special Discount, DISTRIBUTOR must place firm purchase orders for the Exec or Companion during the month of May, 1998. Product must ship prior to December 31, 1998.

Notwithstanding the above, from the effective date of this Agreement, NEC will extend to DISTRIBUTOR all Contract Incentives and Quarterly Achievement Incentives without regard to minimum quantity commitments for a period of (2) two months. All minimum quantity commitments shall become effective as of the third month of the term of this agreement.

*Includes 2 year warranty = labor & materials for two years.

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                                  ATTACHMENT B


MARKETING SUPPORT:

1. NEC agrees to make available to DISTRIBUTOR marketing co-op funds based upon two (2%) of the purchase price of the Paging Products. In calculating the amount of co-op funds available, any other credits, discounts or rebates extended to DISTRIBUTOR shall first be deducted from the purchase price before calculating the two percent. Co-op funds will be posted to the DISTRIBUTOR account monthly by the tenth (10th) day of each month for purchases of Paging Products in the prior month. DISTRIBUTOR shall use the co-op funds to promote the "NEC" brand in targeted markets selected from time to time by DISTRIBUTOR, in accordance with NEC's co-op advertising program.

2. NEC will provide each Distributor location with sales and product training on an on-going basis, at no cost to Distributor. This will include, but not be limited to, training materials, prodcut demonstrations, and presentation by the NMI sales and training staff.

3. Due to substantial pricing considerations to Distributor, Distributor will not be allowed to participate in sales promotional programs as offered by NEC to customers from time to time, nor receive any addidtional funding from NEC for sales activities. Should a promotion create a lower net unit price than Distributor's net price, an exception can be granted should both parties agree.

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



                                  ATTACHMENT C


1.   What Product May Be Covered By This Warranty?

     The following products (the "Product" or the "Products") purchased through an NEC America, Inc. ("NECAM"), Mobile Radio Division Authorized Dealer (the "Dealer") in the United States may be covered by this warranty:

                           MESSAGE MAKER
                           VUE
                           EXEC
                           COMPANION SP

2.   What Does This Warranty Cover?

     NECAM warrants to the original end user purchaser of the Products ("You") that the Products will conform to the applicable published specifications in effect at the time of shipment from NECAM for the Dealer, and that the Products will be free from defects in materials or workmanship under normal use and service during the warranty period described in Paragraph 3.


3.   How Long Does The Coverage Last?

     The warranty period will begin on the date You purchased the Product. Dated proof of purchase (e.g. cash register receipt) is to accompany and Product returned for warranty service. However, if proof of purchase is not available, the warranty period begins on the date the Product is shipped from NECAM to the Dealer. The warranty periods for the Products, excluding any battery cell or assembly, is as follows.

                  One (1) Year Parts/One Year Labor

     The  warranty  period for any battery cell or assembly is ninety (90) days.
     Any products repaired or replaced under the terms of this warranty are covered under warranty for the remainder of the original warranty period of ninety (90) days if there are less than ninety (90) days remaining in the original warranty period.


4. What Will NECAM Do If The Product Becomes Defective In Materials Or Workmanship During The Warranty Period?

     If any Product covered under this warranty becomes defective in materials or workmanship during the applicable warranty period, NECAM will, at its option, either repair the defective Product without charge for parts and labor, or provide a replacement in exchange for the defective Product.


5.   What Is Not Covered By This Warranty?

    (a)This warranty does not extent to (i) Products which have been subjected to misuse, accident, physical damage, improper installation, abnormal operation or handling, neglect, inundation, fire, water or other liquid intrusion; or (ii) Products which have been repaired, altered, or modified by anyone other than an authorized service representative of
       NECAM; or (iii) defects caused by failure of components, parts, or accessories not compatible with the warranted Product; or (iv) Products whose warranty/quality stickers, product serial number plates or electronic serial numbers have been removed, altered, or rendered illegible; or (v) accessory items such as antennae, cables, curl cord, cases, etc.; or (vi) Products shipped to NECAM for repair from outside the United States.

                                    ATTACHMENT D

                                NEC AMERICA, INC.
                         Communications Terminals Group

                       1998 Cooperative Marketing Program
                            Guidelines and Procedures
   --------------------------------------------------------------------------


A.   PURPOSE

The objective of the NEC America, Inc.'s Communications Terminals Group ("NEC") Cooperative Marketing Program ("Co-op") is to effectively and consistently promote the sale of NEC wireless products through various advertising and promotional programs.


B.   ELIGIBILITY

The Cooperative Marketing Program is available to authorized NEC customers* who purchase wireless messaging or cellular products and whose advertising and marketing plans comply with the requirements of the Program, and are approved in accordance with the Program.
Co-op eligibility may be denied where special sales conditions or other promotions prevail.


C.   HOW A CO-OP FUND IS ACCRUED

A co-op account is set up for each NEC customer who is eligible and has an established NEC account number.

1. Funds are accrued on a monthly basis in the co-op account at 2% of the net invoiced purchase price of new wireless products, net of all allowances shown on the invoice.

2. No funds are accrued for the purchase of accessories, spare parts, test equipment, or custom or reconditioned products.

3. Accrual is based on net unit shipments, as recorded by NEC management reports.



* Authorized NEC customers include carriers, distributors, dealers and other groups that buy products directly from NEC.

D.   USE OF CO-OP FUNDS

1. Co-op marketing funds can be used for a variety of advertising and promotional activities. Reimbursement rates vary depending upon how they are used. The following charts reflect these variations.

--------------------------------------------------- ----------------------------------- -------------------------------------
                     CATEGORY                                      100%                                 50%
                                                              REIMBURSEMENT                        REIMBURSEMENT
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
1.       Advertising:  Net Media costs less         Ads produced and supplied by NEC    Ads produced by customer complying
     taxes, discounts, rebates and commissions                                          with NEC guidelines.  Note:  Ad
     for;                                                                               reimbursement may be prorated based
     o   Newspapers                                                                     on actual amount of NEC brand name
     o   Magazines                                                                      and product exposure.
     o   Radio
     o   Television
     o   Yellow Pages
     o   Outdoor (Billboards, bus-boards)
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
2.       Collateral and Merchandising Items         Items produced and supplied by NEC  Items produced by customer
     o   Brochures                                                                      complying with NEC guidelines.
     o   Specification Sheets                                                           Note:  Item reimbursement may be
     o   Posters                                                                        prorated based on actual amount of
     o   Banners                                                                        NEC brand name and product exposure.
     o   Displays
     o   Catalogs
     o   Display (Dummies) Products
     o   Merchandising Kits
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
3.       Premium Incentive Items                    Items produced and supplied by NEC  Items produced by customer and complying with NEC guidelines.
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
4.       Sales Promotions and Contests              Promotions produced and supplied    Promotions produced by customer may
                                                    by NEC                              receive up to 50%, depending upon
                                                                                        amount of NEC exposure.
                                                                                        Pre-approval required.
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
5.       Special Events                             Not available                       Special events sponsored by
     o   Open House                                                                     customer may receive up to 50%,
     o   Sales Training                                                                 depending upon amount of NEC
     o   Store Openings                                                                 exposure.  Pre-approval required.
                                                                                                   ---------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
6.       Trade Shows                                Not available                       Up to 50% of floor space fees,
                                                                                        depending upon amount of NEC
                                                                                        exposure.  (Maximum of $10,000 per
                                                                                        year).  Pre-approval required.
                                                                                                ---------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
7.       Motorsports                                When  used with NEC Motor Sports    Not Available
                                                    programs only.
--------------------------------------------------- ----------------------------------- -------------------------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
8.       Internet (Worldwide Web)                   Not available                       Up to 50%, depending upon amount of
                                                                                        NEC exposure.  (Maximum of $10,000
                                                                                        per year). Pre-approval required.
                                                                                                   ----------------------
--------------------------------------------------- ----------------------------------- -------------------------------------
*             Note:  Ads or materials  featuring  competitive  products  receive proportionately reduced co-op reimbursement depending on number of other manufacturers featured.


E.   NEC GENERAL REQUIREMENTS FOR REIMBURSEMENT

The NEC logo must be correctly represented in its logo font style and utilized in all applicable mediums. When a NEC product photograph is used, the NEC name or logo must also appear in the advertisement or printed material within the body copy or near the product photograph. Logo sheets, specifications, and photographs are available through the Sales Promotions Group by calling
1.800.421.2141 and selecting the appropriate option.

If you are requesting 50% reimbursement, prior approval must be given for your advertising or program. This approval must be given prior to the actual production or airdate of the advertising/program/item. Upon receipt of written approval, you may file claims in the usual manner.

To receive prior approval, please mail or send via facsimile, all program materials, photographs, media schedules and any other applicable items to the attention of:


                                NEC America, Inc.
                             Sales Promotions Group
                            1555 W. Walnut Hill Lane
                              Irving, TX 75038-3796

                           (Toll-free) 1.800.431.2141
                               (Fax) 972.751.7409


1.   50% Co-op -- Advertising:

     o Feature the newest photograph or illustration of an NEC wireless product; minimum size (height) is 1.5 inches depending on overall size of the advertisement. All product logos must be shown and visible.
     o Show the NEC name in the copy or near the product. The minimum font size for the NEC name outside of the body copy is 12pt.
     o    Include   product   brand   name  near  the   product.   Examples:
            -  DigitalTalk(TM) 2000
            -  MessageMaker Vue(TM).

2.   50% Co-op -- Collateral, Merchandising, and Premium Incentive Items:

     o Feature the newest photograph or illustration of an NEC wireless product.
     o For premium items, the NEC name, logo or product brand name featured on the item is sufficient.
     o When copy is applicable, such as with collateral or on merchandising, list the NEC name and/or product brand name.

3.   50% Co-op -- Radio

     o 30 Second Radio spots produced by YOU must include two mentions of the NEC name. The mentions can be noted in relationship to NEC products.
     o 60 Second Radio spots produced by YOU must include two mentions of the NEC name and/or product brand name.

4.   50% Co-op -- TV
     o 30 Second TV spots produced by YOU must include two mentions of the NEC name and/or product brand name. The mentions can be noted in relationship to NEC products.
     o A close-up of a NEC product must be featured once during the airing of the spot - the logo must be readable.
     o 60 Second TV spots produced by YOU must include two mentions of the NEC name and/or product brand name plus the tagline: Just Imagine NEC Multimedia.
     o A close-up of a NEC product must be featured once during the airing of the spot - the logo must be readable.
     o    Minimum point size for logo, name, or tagline is 26pt.

5.   Up to 50% Co-op --  Internet
     o Banner and web site advertising space must include the NEC logo and/or product brand name, and actual product photographs or illustrations.
     o Color product photographs or illustrations are mandatory unless the web site features only a black and white format.


F.       FUND TERM

The fund is accrued on a calendar year basis; January 1st through December 31st. Claims can be filed any time during the accrual period but no later than March 15th following previous calendar year.


  --------------------  ----------------------  -------------------------------
       Co-op Fund        Advertisement Must Be          Claims Must Be
     Accrual Period          Run Between             Filed No Later Than
  --------------------  ----------------------  -------------------------------
  Jan. 1st - Dec. 31st   Jan. 1st - Dec. 31st   Mar. 15th, After Calendar Year
  --------------------  ----------------------  -------------------------------


* NOTE: ALL UNCLAIMED FUNDS WILL BE AUTOMATICALLY FORFEITED ON THE MARCH 15th FILING DEADLINE.


G.   CLAIM VERIFICATION

To file a Claim for reimbursement of media placements and print production, a NEC Cooperative Advertising Claim Form (CCF01) must be completed and sent along with the proper documentation as specified by media type. Without a CCFO1, the claim will not be processed.

The following items are required with each claim filed:

1.   Advertising
     o    Newspaper/Magazine (NEC pays space cost only.)
       - Original tear sheet for each date the ad appeared (photocopies are not acceptable) showing the publication name and date.
       - Copy of the paid invoice indicating cost of the space, less all discounts and rebates, and the frequency contract if applicable.

     o    Yellow Pages (NEC pays space cost only).
       -  The  original  tear sheet  indicating  the  publication  name and date
          (photocopies will not be accepted). The tear sheet is needed for monthly or annual reimbursement.
       - If you are claiming annual reimbursement, include a copy of the paid invoice that states the directory name, month published and annual cost.
       -  If billed monthly by the telephone company,  file reimbursement claims by:

          1). Forwarding a copy of the monthly paid invoice to NEC Customer Support Group.
          2). Waiting until all 12 monthly invoices are collected, then filing one annual claim.
          3). Receive annual reimbursement by sending a copy of the contract showing the directory name, date published, size of ad and cost along with the first month's invoice.

     o    Radio/Television (NEC pays time cost only.)
       - Copy of the paid invoice with length of commercial, date(s), number of spots aired, frequency rate, cost per spot, and total cost.
       - Copy of radio/TV script with notarized ANA/RAB documentation for radio or ANA/TVB documentation for TV with original signature of a station official.
       - Include a copy of the script with NEC reference used (or a storyboard for TV), or the script must have video detail notations referencing what is actually being shown during the narrative.

     o    Outdoor Billboards (NEC pays space cost only.)
       - Copy of the paid invoice indicating where, when, and duration of time the board was posted.
       -  Actual photo of the billboard or bus-board.

2.   Collateral and Premium Incentive Items produced by the Customer

     o    Pre-approval  required.
     o    Original  sample  of item.
     o Copy of paid invoice indicating net cost, less any discounts, rebates and commissions.

3.   Sales  Promotions  and  Contest  produced  by the  Customer
     o    Pre-approval required.
     o Complete promotion or sales contest description, including rules and structure for awarding prizes.
     o Copy of paid invoice for promotion and/or prizes, indicating net cost, less any discounts, rebates and commissions.

4.   Special Events and Trade Shows
     o    Pre-approval required.
     o Complete event description, including dates, NEC products displayed and attendance.
     o Photographs or other proof of performance reflecting the amount of NEC product exposure.
     o Copies of paid invoices indicating net cost, less any discounts, rebates and commissions

5.   Motorsports
     o    Photographs of company logo on NEC program car.
     o Copy of paid invoice indicating net cost, less any discounts, rebates and commissions.

6.   Internet
     o    Copy of advertisement with website address.
     o Copy of paid invoice indicating net cost, less any discounts, rebates and commissions.


H.   TO FILE A CLAIM FOR FUNDS

To file a claim, YOU must fill out an NEC Cooperative Marketing Claim Form (CCFO1) and send it with all the proper documentation as described in "Section H". The form and documentation must be sent to:

                                NEC America, Inc.
                             Co-op Marketing Program
                             Customer Support Group
                            1555 W. Walnut Hill Lane
                              Irving, TX 75038-3796

Literature and promotional items must be ordered on a Literature/Promotional Order Form (LOF01), indicating on the form that the payment is to be made by using available co-op funds.

When claim amounts exceed an accrual fund balance, the customer will be contacted by NEC to determine which of two (2) available options should be used:

Option 1: Delay the reimbursement until enough funds have been accrued to cover the claim or...

Option 2: Receive partial credit only up to the available amount in the accrued fund. However, if this option is chosen, the balance of the claim cannot be resubmitted at a later date for reimbursement of the remaining amount.


*    NOTE: PAYMENTS WILL NOT BE MADE THAT EXCEED THE CUSTOMER'S ACCOUNT BALANCE.

                        --------------------------------


I.   OTHER SPECIAL TERMS AND CONDITIONS

1. NEC will only pay the full allowance on advertisements or promotions that feature NEC products exclusively. No competitive products may be featured to obtain the full allowance.

2. If it is not exclusively NEC, NEC reserves the right to prorate the reimbursement based on the percentage of space dedicated to NEC and its wireless products.

3. NEC reserves the right to limit the quantity of literature and promotional items ordered to a maximum of 25% of the available funds.

4. Items in a foreign language are acceptable; however, an English translation is required in order to process the claim.

5. NEC reserves the right to suspend payment of claims if a customer's accounts receivable is not current. Only NEC may choose to apply the fund as a credit to the customer's account.

6. NEC reserves the right to change the amount of the accrual and the eligible products and options at any time without prior notice.

7. NEC reserves the right to terminate the co-op program at any time upon thirty (30) days prior written notice. Sixty (60) days after the date of discontinuance, all unexpended balances will be canceled.

8. All advertising must be in compliance with local, state and federal laws and must be "in good taste".

9. All claims in the advertising text regarding NEC products must be truthful. Any false or misleading representations will result in a rejected co-op claim.

10. No third-party checks will be issued for any type of advertising. NEC will not accept direct vendor billing.

11. Exceptions to this program can be granted by the Director of Marketing, as long as it maintains the intent of the program and is granted in writing.

12. ALL state, local, or federal taxes that may arise from the use of funds are the responsibility of the customers.

13. The NEC logo and/or the name NEC in Helvetica bold typeface may not be used. The use of the NEC logo and name must conform to NEC Corporate Guidelines. (Camera-ready art is available from NEC).

14. All claims must be submitted using the NEC claim form, and comply with all the guidelines contained herein, or they will be returned, unpaid.

15. The cost of local preparation and production are not reimbursable under the NEC Co-op Marketing Program.

16. All claims must be postmarked within 60 days from the date the advertising or promotions are completed or appear within their designated medium.